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Consent of Independent Registered Public Accounting Firm

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The board and shareholders RiverSource Managers Series, Inc.
         RiverSource Aggressive Growth Fund
         RiverSource Fundamental Growth Fund
         RiverSource Fundamental Value Fund
         RiverSource Select Value Fund
         RiverSource Small Cap Equity Fund
         RiverSource Small Cap Value Fund
         RiverSource Value Fund

We consent to the use of our reports and to the references to our Firm under the headings "Financial Highlights" in Part A and "Independent Registered Public Accounting Firm" in Part B of the Registration Statement incorporated herein by reference.

/s/ KPMG LLP
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    KPMG LLP

Minneapolis, Minnesota
November 14, 2006